UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Liberty Interactive Corporation
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Filed by Liberty Interactive Corporation
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934

Subject Company: Liberty Interactive Corporation

Commission File No. 001-33982

Subject Company: General Communication, Inc.

Commission File No. 000-15279

Message from Mike George, President and CEO of QVC, Inc. to Employees of QVC, Inc.

QVC Group to Become Standalone Stock of Liberty Interactive

Tuesday, April 4, 2017 | Mike George

Team,

I wanted to share the news that our parent company, Liberty Interactive Corporation (“Liberty Interactive”), announced today that it has entered into a definitive agreement that will result in the QVC Group becoming the only outstanding common stock of Liberty Interactive. We will become an asset-backed stock, as opposed to our current structure where we are one of two “tracking stocks.” To accomplish this, Liberty Interactive announced that it has entered into a definitive agreement to acquire General Communication, Inc. (“GCI”), the largest cable company in Alaska. This will be achieved through a reorganization that will result in a combination of certain assets and liabilities of its Liberty Ventures tracking stock group (the other tracking stock at Liberty Interactive today) with GCI and a split-off of Liberty Interactive’s interest in that combined entity, leaving QVC Group as the only outstanding common stock. We will continue to be a wholly owned subsidiary of Liberty Interactive and the QVC Group’s stock tickers “QVCA” and “QVCB” will continue to be listed on the NASDAQ Stock Market. For more details about the transaction, you may read Liberty Interactive’s press release.

You may have questions about what this means for QVC and zulily. Nothing will change in how we operate every day. However, from an investment standpoint, with this decision, QVC Group, which consists of our QVC and zulily businesses, as well as a 38% stake in HSN, will become a standalone stock. Additionally, certain assets and liabilities from Liberty Ventures will move to the QVC Group, including green energy investments, a stake in ILG (the former Interval Leisure Group), cash, and exchangeable bonds that have favorable tax benefits.

This new structure will provide many benefits for us. Being traded as an asset-backed stock should be more attractive to some investors and may potentially make the stock eligible to be included in certain stock indexes. And the addition of the bonds and the green energy investments will provide tax savings that we can begin to realize as soon as the deal closes. Liberty expects this deal to close by Q1 2018.

Today’s announcement enables us to even better demonstrate to our customers, shareholders, and vendors the collective value of QVC and zulily and the important role each of us play in delivering the differentiated experience that customers have come to expect from us. Let’s continue to focus on being the best at bringing together retail, media and social as one to help our customers discover what they love every day.

Thanks for all you do,

Mike

Forward-Looking Statements

This communication includes certain forward-looking statements, including statements about the proposed acquisition of General Communication, Inc. (“GCI”) by Liberty Interactive Corporation (“Liberty Interactive”) and the proposed split-off of Liberty Interactive’s interest in the combined company (the “proposed split-off” and together with the proposed acquisition of GCI, the “proposed transactions”), the reattribution of certain assets and liabilities in connection with the proposed transactions, the realization of estimated synergies and benefits from the proposed transactions, business strategies, market potential, future financial prospects and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the satisfaction of conditions to the proposed transactions. These forward-looking statements speak only as of the date of this communication, and each of Liberty Interactive and QVC expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Interactive’s or QVC’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Interactive and QVC, including the most recent Forms 10-K, for additional information about Liberty Interactive and QVC and about the risks and uncertainties related to the business of each of Liberty Interactive and QVC which may affect the statements made in this communication.

Additional Information

Nothing in this communication shall constitute a solicitation to buy or an offer to sell shares of the split-off entity, GCI common stock or any of Liberty Interactive’s tracking stocks. The offer and sale of shares in the proposed split-off will only be made pursuant to the split-off entity’s effective registration statement. Liberty Interactive stockholders, GCI stockholders and other investors are urged to read the registration statement and the joint proxy statement/prospectus to be filed regarding the proposed transactions and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transactions. Copies of these SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein are also available, without charge, by directing a request to Liberty Interactive Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5420. GCI investors can access additional information at ir.gci.com.

Participants in a Solicitation

The directors and executive officers of Liberty Interactive and GCI and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals to approve the proposed transactions. Information regarding the directors and executive officers of Liberty Interactive is available in its definitive proxy statement, which was filed with the SEC on July 8, 2016, and certain of its Current Reports on Form 8-K. Information regarding the directors and executive officers of GCI is available as part of its Form 10-K filed with the SEC on March 2, 2017. For other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials regarding the foregoing to be filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.